Exhibit 3(a)



                                     BYLAWS

                                       of

                              THE GILLETTE COMPANY

                         As Amended on October 18, 2001


                                   ARTICLE I

                     Certificate of Incorporation - Offices

         The name and the nature of the business or purposes of the corporation and the location of its registered office shall be as set forth in its certificate of incorporation. The corporation may also have offices in such other places as the board of directors may from time to time determine or the business of the corporation may require. These bylaws shall be subject to all requirements and provisions of law applicable to the corporation and to all requirements and provisions of the certificate of incorporation. In these bylaws, references to the certificate of incorporation mean the provisions of the certificate of incorporation (as that term is defined in the General Corporation Law of the State of Delaware) of the corporation as from time to time in effect, and reference to these bylaws or to any requirement or provisions of law means these bylaws or such requirement or provision of law as from time to time in effect.


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                                    ARTICLE II

                                   Annual Meeting

         The annual meeting of stockholders shall be held each year on a date and a time designated by the board of directors. At the meeting, directors shall be elected and any other business properly brought before the meeting pursuant to these bylaws may be transacted. The annual meeting may be held at any place within or without the State of Delaware designated by the board of directors. Purposes for which the annual meeting is to be held additional to those prescribed by law, the certificate of incorporation and these bylaws may be specified by resolution of the board of directors or by a writing filed with the secretary signed by the chief executive officer or by a majority of the directors.

         At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) brought before the meeting by or at the direction of a majority of the total number of directors which the corporation would have if there were no vacancies, or (c) otherwise properly requested to be brought before the meeting by a stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in this Article II, who is entitled to vote at the meeting and who has complied with the notice procedures of this Article II.

         In addition to any other applicable requirements, for business to be properly requested to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing in proper form to the secretary of the corporation, such business must be a proper matter for stockholder action under the Delaware General Corporation Law and, if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, solicits or participates in the solicitation of proxies in support of such proposal, the stockholder must have timely indicated its, or such beneficial owner's, intention to do so as provided below. To be timely, a stockholder's notice must be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not more than 120 days nor less than 90 days prior to the anniversary date of the prior year's annual meeting of the stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not more than 120 days prior to such annual meeting and not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

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         To be in proper form, a stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf such proposal is being made, (c) the class and number of shares of the corporation which are owned beneficially and of record by the stockholder and the beneficial owner,
(d) any material interest of the stockholder or beneficial owner in such business, (e) any other information that is required to be provided by the stockholder or beneficial owner pursuant to Section 14 of the Securities
Exchange Act of 1934, (the "Securities Exchange Act") and the rules and regulations promulgated thereunder, in such stockholder's or beneficial owner's capacity as a proponent of the shareholder proposal, and (f) whether either such stockholder or beneficial owner, alone or as part of a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such proposal. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this Article II.

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         The chairman of an annual meeting shall, if he determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Article II (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicits (or is part of a group which solicits), or fails to so solicit, as the case may be, proxies in support of such stockholder's proposal in compliance with such stockholder's notice as required by this Article), and if he should so determine, he shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted, and such business shall be disregarded.

         Notwithstanding the foregoing provisions of this Article II, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Article II. Nothing in this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act.

         For purposes of this Article II, the date of public announcement of a meeting or of an adjournment or postponement of a meeting shall include, but not be limited to, the date on which disclosure of the date of the meeting, adjournment or postponement is released to a national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 and 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act.

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                                  ARTICLE III

                        Special Meetings of Stockholders

         Special meetings of the stockholders may be held either within or without the State of Delaware, at such time and place and for such purposes as shall be specified in a call for such meeting made by resolution of the board of directors or by a writing filed with the secretary signed by the chief executive officer or by a majority of the directors, but, unless otherwise required by law, such special meetings may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting given by or at the direction of the board of directors. To the extent such business includes the election of directors, nominations of persons for election to the board of directors may be made at a special meeting of stockholders only by or at the direction of the board of directors or a committee appointed by the board of directors or by a stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in Article V entitled to vote at the special meeting and who complies with the notice and other procedures and requirements set forth in Article V.

                                  ARTICLE IV

                        Notice of Stockholders' Meetings

         Except where some other notice is required by law or by the certificate of incorporation, a written or printed notice of each meeting of stockholders, stating the place, day and hour thereof and the purposes for which the meeting is called, shall be given by or under the direction of the secretary, not less than ten nor more than sixty days before the date fixed for such meeting, to each stockholder entitled to vote at such meeting and to each stockholder who, by law or the certificate of incorporation or these bylaws, is entitled to notice thereof by leaving such notice with the stockholder or at such stockholder's residence or usual place of business or by depositing such notice in the United States mail, postage prepaid, addressed to such stockholder at the address carried on the books of the corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer records of the corporation. In case of the death, absence, incapacity or refusal of the secretary, such notice may be given by a person designated either by the secretary or by the person or persons calling the meeting or by the board of directors. Every stockholder shall for all purposes be deemed to have received notice of a meeting, or any adjourned session thereof, in due season if such stockholder shall be present or represented by proxy at such meeting or adjourned session or shall in writing waive such notice before or after the meeting or adjourned session. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session need be specified in any written waiver of notice. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at said adjourned meeting and to each stockholder who, by law or the certificate of incorporation or these bylaws, is entitled to notice thereof, in the same manner as would the original notice of any meeting be given.

                                   ARTICLE V

                        Nomination of Director Candidates

Only persons who are nominated in accordance with the procedures set forth in this Article V shall be eligible for election as directors. Subject to the rights of holders of any class or series of preferred stock of the corporation to nominate and elect a specified number of directors as provided in the certificate of incorporation, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder of record of the corporation who was a stockholder of record at the time of the giving of notice provided for in this
Article V, entitled to vote in the election of directors generally and who has complied with the notice provisions of this Article V. In addition to any other applicable requirements for a stockholder to nominate one or more persons for election as director(s) at a meeting, such stockholder shall have given written notice of such stockholder's intent to make such nomination or nominations in proper written form to the secretary of the corporation. To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the primary executive office of the corporation (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the prior year's annual meeting; provided, however, that in the event that the annual meeting is called for a date that is within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be delivered and so received not more than 120 days prior to such annual meeting and not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

         In no event shall the public announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. To be in proper form, each such notice shall set forth: (a) the name and address, as they appear on the corporation's books, of the stockholder who intends to make the nomination and of the beneficial owner, if any, on whose behalf such nomination is being made and of the person or persons to be nominated, (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) and between the beneficial owner and such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement pursuant to Section 14 of the Securities Exchange Act and the rules and regulations promulgated thereunder, had the nominee been nominated, or intended to be nominated by the board of directors, (e) the consent of each nominee to serve as a director of the corporation if so elected; (f) the class and number of shares of the corporation which are owned beneficially and of record by the stockholder who intends to make the nomination and by the beneficial owner on whose behalf such nomination is intended to be made, (g) whether either such stockholder or beneficial owner, alone or as part of a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such nomination, and (h) a certification that each nominee meets the qualifications prescribed in these bylaws. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination pertaining to a nominee.

         The chairman of the meeting shall, if he determines that the nomination of any person was not made in compliance with the foregoing procedures (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicits (or is part of a group which solicits), or fails to so solicit, as the case may be, proxies in support of such stockholder's nomination in compliance with such stockholder's notice as required by this Article), declare to the meeting that such nomination was defective and such nomination shall be disregarded; provided, however, that nothing in this Article V or in Article II shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock Designation for any series of Preferred Stock.

         For purposes of this Article V, the date of public announcement of a meeting or of an adjournment or postponement or a meeting shall include, but not be limited to, the date on which disclosure of the date of the meeting, adjournment or postponement is released to a national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 and 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act.

                                   ARTICLE VI

     Quorum of Stockholders; Adjournments; Postponements and Cancellations

         Quorum. Except where a larger quorum is required by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. When a quorum is present at any meeting, a plurality of the votes properly cast for election of directors shall so elect, and a majority of the votes properly cast upon any question other than an election of directors shall decide such question, except that where a larger vote is required by an express provision of law, the certificate of incorporation or these bylaws, such express provision shall govern.

         At the adjourned meeting at which a quorum is present, the stockholders may transact any business, which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         If a quorum is initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action is approved by a majority (or with respect to the election of directors, a plurality) of the stockholders initially constituting the quorum (except that where a larger vote is required by an express provision of law, the certificate of incorporation or these bylaws, such express provision shall govern).

         Adjournments. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned solely by the chair of the meeting, from time to time to reconvene at the same or some other time, date and place. The stockholders present at a meeting shall not have the authority to adjourn the meeting. At any adjourned meeting the corporation may transact only such business which might have been transacted at the original meeting.

         Postponement and Cancellation of Stockholder Meeting. Any previously scheduled annual or special meeting of stockholders may be postponed, and any previously scheduled annual or special meeting of stockholders called by the board of directors may be canceled, by resolution of the board of directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

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                                  ARTICLE VII

                               Proxies and Voting

         Except as otherwise provided in the certificate of incorporation, and subject to the provisions of Article XII of these bylaws, each stockholder of record shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder. Stockholders entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing may authorize another person or persons to act for them by written proxy, which may be in the form of a telegram, cablegram, or other means of electronic submission, signed by the stockholder or the stockholder's authorized officer, director, employee or agent and filed with the secretary of the corporation, but no proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or other reasonable means) by the stockholder or the stockholder's authorized officer, director, employee or agent. The delivery of a proxy on behalf of a stockholder consistent with telephonic or electronically transmitted instructions obtained pursuant to procedures of the corporation reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute the delivery of a validly signed proxy by or on behalf of the stockholder. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgors on the books of the corporation they shall have expressly empowered the pledgees to vote thereon, in which case only the pledgees, or their proxies, may represent said stock and vote thereon.

         Revocability of Proxies. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the secretary of the corporation.

         Death, Incapacity, etc. of a Stockholder. In case of the death, bankruptcy, minority or mental incapacity of any stockholder the person entitled to transfer such stockholder's shares shall be entitled to vote in respect of such shares, and if there shall be more than one such person, the right to vote shall be the same as if the shares stood of record in the names of two or more persons, as provided by applicable law. A vote given in accordance with a proxy shall be valid notwithstanding the previous death of the stockholder or revocation of the proxy unless information in writing of the death or revocation shall have been previously received by the secretary of the corporation.

         List of Stockholders. The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The stock ledger shall be the only evidence as to who are stockholders entitled to examine the stock ledger or such list, or to vote in person or by proxy at such meeting, or, subject to the provisions of
Article XXVIII of these bylaws, to inspect the accounts or books of the corporation.

         Inspectors. In advance of or at any meeting of the stockholders, the board of directors or the chairman of the meeting may, and shall if required by applicable law, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof and make a written report thereof. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Upon request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

         Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board or by another chair designated by the board of directors. The board of directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (e) limitations on the time allotted to questions or comments by participants. The date and time of the opening and closing of the polls for each matter upon which the stockholder will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The chair of the meeting shall have the full power and authority to make any other determinations with respect to the meeting, including without limitation, on proposals or other actions by participants or on matters required to be determined by law. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                 ARTICLE VIII

                            Action by Written Consent

         Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of the stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders in accordance with these bylaws and the certificate of incorporation, as amended, of the corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware,its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of stockholders are recorded.. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the date of the earliest dated consent delivered to the corporation in the manner required by this Article VIII, written consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner set forth in preceding paragraph. Delivery made to the corporation's registered office or the shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholder who have not consented in writing and who, if the action had been at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in this
Article VIII.

         Upon receipt by the corporation in accordance with this Article VIII of written consents which purport to be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action set forth in such written consents at a meeting at which all shares entitled to vote thereon were present and voted, the corporation shall cause such written consents to be reviewed (with all reasonable speed) by independent inspectors to be appointed by the board of directors of the corporation. Such review shall be made to determine the sufficiency of such written consents, including, without limitation, the compliance of such written consents with these bylaws and the General Corporation Law of the State of Delaware. If, upon completion of such review, the inspectors determine that such written consents are sufficient to take the action or actions set forth therein without a meeting, that fact shall be certified forthwith on the records of the corporation kept for the purpose of recording the proceedings of meetings of the stockholders, and the consent shall be filed in such records, at which time such action or actions shall thereupon be immediately effective. No action by written consent without a meeting shall be effective until such date as the inspectors certify to the corporation that the consents delivered to the corporation in accordance with this Article VIII represent at least the minimum number of votes that would be necessary to take the action. In the event that the number of consents is determined by the inspectors to be inadequate and thereafter, but within the period provided by this Article VIII, additional consents are delivered to the corporation in accordance with this Article VIII, the corporation shall cause such additional consents to be reviewed by the inspectors on the same basis as though such additional consents had been delivered and reviewed with the written consents which were previously reviewed. If, upon completion of such additional review, the inspectors determine that such written consents are sufficient to take the action or actions set forth therein without a meeting, such action or actions shall thereupon be immediately effective.

         In conducting any review required by this Article VIII, the secretary of the corporation or the inspectors (as the case may be) may, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

         Nothing contained in this Article VIII shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                                   ARTICLE IX

                               Stock Certificates

         Every holder of stock in the corporation shall be entitled to have a certificate or certificates certifying the number and class and series designation, if any, of the shares such stockholder owns in the corporation signed by, or in the name of the corporation by, the chairman of the board of directors, a vice chairman of the board of directors, a president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. Any of or all the signatures on the certificate may be facsimile signatures. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. In case any certificate shall be alleged to be lost or destroyed or mutilated, a new certificate may be issued in place thereof upon reasonable evidence of the loss or destruction or mutilation and upon such indemnity, including receipt of a bond by the corporation sufficient to indemnify the corporation against any claim on account thereof, as the board of directors may require. Certificates of stock shall be in such form as shall in conformity with law be prescribed from time to time by the board of directors.

                                   ARTICLE X

                               Transfers of Stock

         Subject to the restrictions, if any, imposed by the certificate of incorporation or stated or noted on the stock certificate, title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power of attorney to sell, assign, or transfer the same or the shares represented thereby, properly executed; but, except as may be otherwise required by law or by Article XII of these bylaws, the person registered on the stock ledger of the corporation as the owner of shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, shall be held liable for such calls and assessments, if any, as may lawfully be made thereon, and may in all respects be treated by the corporation and its transfer agents and registrars, if any, as the exclusive owner thereof. The corporation shall not be bound to take notice of or recognize any trust, charge or equity affecting any of the shares of the capital stock or recognize any person as having any interest therein except the person or persons whose name or names appear on the corporation's stock ledger as the legal owner or owners thereof. It shall be the duty of the stockholders to notify the corporation of their post office addresses.






                                   ARTICLE XI

                              Acquisitions of Stock

(a) The corporation shall not acquire any of its voting equity securities, as defined below, at a price above the average market price, as defined below, of such securities from any person who is the beneficial owner, as defined below, of more than three percent of the corporation's voting equity securities and has been such for less than two years, unless such acquisition is pursuant to the same offer and terms as made to all holders of securities of such class and to all holders of any other class from or into which such securities may be converted.

(b) This provision shall not apply to any acquisition that has been approved by a vote of a majority of the shares entitled to vote, excluding those owned by any such beneficial owner any of whose shares are proposed to be acquired pursuant to that vote.

(c) This provision shall not restrict the corporation from: (1) reacquiring shares in the open market in transactions in which all stockholders have an equal chance to sell their shares, and in number of shares that do not exceed in any one day the daily average trading volume for the preceding three months; (2) offering to acquire at market price all shares, but not less than all shares, of any stockholder owning less than 100 shares of common stock; or (3) reacquiring shares pursuant to the terms of a stock option plan that has been approved by a vote of a majority of the common shares.

(d) A person will be deemed to be the beneficial owner of any voting equity security of which that person would be deemed the beneficial owner pursuant to Rule 13d-3 under the Securities Exchange Act (or any successor rule or regulation).

(e) Average market price means the weighted average of sale prices for shares of the subject class of the corporation's voting equity securities determined by
(1) multiplying the closing sale prices of shares of the subject class of the corporation's voting stock as reported on the Composite Tape for New York Stock Exchange-listed stocks for each of the ten full trading sessions immediately preceding the earlier of the first public announcement of, or the signing of a definitive agreement for, a purchase of the corporation's voting equity securities by the number of shares of such voting equity securities traded during each respective trading session, (2) adding the products of these multiplications, and (3) dividing the sum by the total number of shares of the corporation's voting equity securities traded during that period.

(f) Voting equity securities of the corporation means equity securities issued from time to time by the corporation which by their terms are entitled to be voted generally in the election of the directors or similar officials of the corporation.

                                   ARTICLE XII

                                   Record Date

(a) Meetings of Stockholders. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, except stockholder action by written consent as provided for below, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and shall not be more than sixty nor less than ten days (or such longer period as may be required by law) before the date of such meeting, nor more than sixty days prior to any other action, except stockholder action by written consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or other distribution or allotment of rights, or to exercise such rights, or for the purpose of such other lawful action, as the case may be, notwithstanding any transfer of any stock on the stock ledger of the corporation after such record date fixed as aforesaid.

         If no record date is fixed as provided in the preceding paragraph, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and the record date for determining stockholders for any other purpose, except stockholder action by written consent, shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(b) Action by Written Consent. (1) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the board of directors or as otherwise established under this Article XII. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the secretary and delivered to the corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice shall contain at a minimum the information set forth in paragraph
(2) below. The board of directors shall have ten (10) days following the date of receipt of the notice to determine the validity of the request. Following the determination of the validity of the request, and (subject to paragraph (2) below) no later than ten (10) days after the date on which such request is received by the corporation, the board of directors may fix a record date for such purpose, which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors and shall not precede the date such resolution is adopted. If the board of directors fails within ten (10) days after the date the corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the corporation in the manner described in Article VIII unless prior action by the board of directors is required under the General Corporation Law of Delaware, in which event the record date shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

         (2) Any stockholder's notice required by this section (b) shall describe each action that the stockholder proposes to take by written consent. For each such proposal, the notice shall set forth (i) the text of the proposal (including the text of any resolutions to be adopted by written consent and the language of any proposed amendment to the bylaws of the corporation), (ii) the reasons for soliciting consents for the proposal, (iii) any material interest in the proposal held by the stockholder and the beneficial owner, if any, on whose behalf the action is to be taken, and (iv) any other information relating to the stockholder, the beneficial owner, or the proposal that would be required to be disclosed in filings in connection with the solicitation of proxies or consents pursuant to Section 14 of the Securities Exchange Act and the rules and regulations promulgated thereunder. To the extent the proposed action by written consent involves the election of directors, the notice shall set forth as to each person whom the stockholder proposes to elect as a director the same information that would be required to be set forth in a stockholder's notice of nomination pursuant to Article V. In addition to the foregoing, a stockholder's notice shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given (i) the name and address of such stockholder as they appear on the corporation's books, and the name and address of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by the stockholder and the beneficial owner, (iii) a description of all arrangements or understandings between the stockholder and any other person or persons relating to the proposed action by written consent, (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or consent solicitation statement to stockholders either to solicit consents or to solicit proxies to execute consents, or otherwise solicit proxies or consents from stockholders in support of the action to be taken by written consent, and (v) any other information relating to the stockholder and beneficial owner that would be required to be disclosed in filings required to be made in connection with solicitation of proxies or consents relating to the proposed action by consent pursuant to
Section 14 of the Securities Exchange Act and the rules and regulations promulgated thereunder. During the ten (10) day period following the date of the receipt of the notice required under this section (b), the corporation may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by written consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.

                                 ARTICLE XIII

                             The Board of Directors

         Qualifications. No director shall be elected or reelected who shall have attained the age of seventy prior to or on the date of such election or reelection, provided that this provision shall not apply to the nominee or nominees of a third party if the corporation has entered into a written agreement with the third party, the terms of which were authorized by the board of directors, and the terms of said agreement require the board to appoint or nominate a nominee or nominees of the third party.. Any director who shall have been an officer or employee of the corporation, including the chief executive officer or president, shall tender his or her resignation as a director at the same time he or she retires or resigns from his or her position as an officer or employee of the corporation. Such resignation may be made conditional upon acceptance by a majority of the board of directors.

         Number; Election. The board of directors shall consist of not less than seven nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire board of directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which that director's term expires and until that director's successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal.

         The board of directors shall elect a chairman of the board of directors and may from time to time elect or appoint one or more vice chairmen of the board of directors. The chairman of the board of directors and each vice chairman shall each be a member of the board of directors. The chairman of the board of directors and each vice chairman shall hold such position until such person's successor shall be elected or appointed and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal.

         Vacancies. If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may choose a successor or fill the newly created directorship, and the director so chosen shall hold office, subject to the provisions of these bylaws, until the expiration of the term of the class to which he or she has been assigned or until a successor shall be duly elected and qualified. Notwithstanding the foregoing, whenever the holder of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, voting powers and other attributes of such directorships shall be governed by the resolutions of the board of directors or the provisions of the certificate of incorporation creating that class or series, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such resolutions or such provisions of the certificate of incorporation. The continuing directors may act notwithstanding any vacancy in the board and all acts done by the board of directors or by any director shall be valid notwithstanding any defects in the election or qualification of any such director.

         Resignations. Any director may resign by giving written notice to the chairman of the board of directors, the chief executive officer or the secretary. Such resignation shall take effect at the time stated therein, or if no time be so stated then upon its delivery, and without in either case the necessity of its being accepted unless the resignation shall so state. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective.

         Removal. Notwithstanding any other provisions of these bylaws (and notwithstanding the fact that some lesser percentage may be specified by law), any director or the entire board of directors of the corporation may be removed at any time, but only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the provisions of this paragraph shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

         Except where a right to receive compensation shall be expressly provided in a duly authorized written agreement, plan or program (including without limitation pursuant to the provisions of any stock option plan of the corporation or any of its subsidiaries), no director resigning or that has been removed, shall have any right to any compensation as such director for any period following resignation or removal, or any right to damages on account of such removal, whether such compensation is to be by the month or by the year or otherwise.



                                   ARTICLE XIV

                        Powers of the Board of Directors

         The business and affairs of the corporation shall be managed by or under the direction of the board of directors, except as may otherwise be provided by law, by the certificate of incorporation or by these bylaws.

                                    ARTICLE XV

                       Meetings of the Board of Directors

         The board of directors may hold meetings and have one or more offices and keep the books of the corporation within or without the State of Delaware in such place or places as may from time to time be determined by a majority of the entire board of directors. Regular meetings of the board of directors may be held without call or notice at such places within or without the State of Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the board of directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders, or any special meeting of the stockholders at which a board of directors is elected.

         Special meetings of the board of directors may be held at any place either within or without the State of Delaware at any time when called by a majority of the board of directors, the chairman of the board of directors, the president, treasurer or secretary, reasonable notice of the time and place thereof being given to each director. A waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Notice of a meeting need not be given to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such director. In any case it shall be deemed sufficient notice to the directors to send notice in writing (which may include electronic facsimile), at least twenty-four hours before the meeting, to them at their usual or last known business or residence addresses. With respect to any meeting of the board of directors other than a regularly scheduled meeting, reasonable efforts shall be made also to give notice by telephone at least twenty-four hours before the meeting and, upon request of any director, reasonable efforts shall be made to enable such director to participate in the meeting by telephone. Neither notice of meeting nor waiver of notice need specify the purposes of a meeting.

         A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. No notice of any adjourned meeting of the board of directors shall be required.

         Except as may be otherwise provided by law, the certificate of incorporation or these bylaws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

         Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

         Interested Directors and Officers. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (1) the material facts as to the director's relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (2) the material facts as to the director's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee, which authorizes the contract or transaction.

                                  ARTICLE XVI

                        Quorum of the Board of Directors

         Except as otherwise required by law, the certificate of incorporation or these bylaws, a majority of the entire board of directors shall constitute a quorum for the transaction of all business.

                                  ARTICLE XVII

                      Committees of the Board of Directors

         There shall be five standing committees of the board of directors, identified as the audit committee , the compensation committee, the executive committee, the finance committee and the nominating and corporate governance committee. In addition, the board of directors may, pursuant to the procedures hereinafter outlined in this Article XVII, from time to time create such additional committees as it may deem necessary or appropriate.

         The board of directors may, by resolution adopted by a majority of the board of directors, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of three or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which may require it; excepting, however, such powers which by law, the certificate of incorporation or these bylaws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these bylaws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors if requested.

         Vacancies on the committees of the board of directors may be filled by the board of directors by resolution adopted by a majority of the board at any meeting of the board.

                                 ARTICLE XVIII

                             The Executive Committee

         The executive committee shall consist of at least three members of the board of directors as the board shall from time to time determine, and shall include ex officio the chief executive officer of the corporation. No elective member of the executive committee shall be an employee of the corporation. The members, with the exception of the ex officio member, and the chairman of the executive committee shall be elected annually by resolution passed by a majority of the board of directors at its first meeting following the annual meeting of stockholders or at any other time. The members shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their successors are respectively elected and qualified or until their earlier resignation, removal or death.

         The executive committee, in all cases in which specific directions to the contrary shall not have been given by the board of directors, shall have and may exercise, during the intervals between the meetings of the board of directors, all the powers and authority of the board of directors in such manner as the executive committee may deem in the best interests of the corporation, except that the executive committee shall not have the power or authority to (i) approve or adopt or recommend to the stockholders any action or matter that requires the approval of the stockholders or (ii) adopt, amend or repeal any bylaw of the corporation.


         Meetings of the executive committee shall be held at such times as may be requested by the chief executive officer or by the chairman of the executive committee. Reasonable notice of all meetings shall be given by the secretary. A majority shall constitute a quorum of the executive committee. A majority of the committee in attendance shall decide any question brought before any meeting of the committee.

                                  ARTICLE XIX

                               The Audit Committee

         The audit committee shall consist of at least three members of the board of directors as the board shall from time to time determine, no one of whom shall be an employee of the corporation. The members and the chairman of the audit committee shall be elected annually by resolution passed by a majority of the board of directors at its first meeting following the annual meeting of stockholders or at any other time. The members shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their successors are respectively elected and qualified or until their earlier resignation, removal or death.


         The audit committee may at its discretion meet in executive session without the chief executive officer or chief financial officer and shall so meet at least once each calendar year with the corporation's independent auditors.

         Meetings of the audit committee shall be held at such times as may be requested by the chief executive officer or the chairman of the committee, but normally no fewer than four times each calendar year. Reasonable notice of all meetings shall be given by the secretary. A majority shall constitute a quorum of the audit committee. A majority of the committee in attendance shall decide any question brought before any meeting of the committee.

                                   ARTICLE XX

                              The Finance Committee

         The finance committee shall consist of at least three members of the board of directors as the board shall from time to time determine, no one of whom shall be an employee of the corporation. The members and the chairman of the finance committee shall be elected annually by resolution passed by a majority of the board of directors at its first meeting following the annual meeting of stockholders or at any other time. The members shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their successors are respectively elected and qualified or until their earlier resignation, removal or death.



         Meetings of the finance committee shall be held at such times as may be requested by the chief executive officer or the chairman of the committee, but normally no fewer than three times each calendar year. Reasonable notice of all meetings shall be given by the secretary. A majority shall constitute a quorum of the finance committee. A majority of the committee in attendance shall decide any question brought before any meeting of the committee.

                                 ARTICLE XXI

                           The Compensation Committee

         The personnel committee shall consist of at least three members of the board of directors as the board shall from time to time determine, no one of whom shall be an employee of the corporation. The members and the chairman of the personnel committee shall be elected annually by resolution passed by a majority of the board of directors at its first meeting following the annual meeting of stockholders or at any other time. The members shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their successors are respectively elected and qualified or until their earlier resignation, removal or death.


         Meetings of the personnel committee shall be held at such times as may be requested by the chief executive officer or the chairman of the committee. Reasonable notice of all meetings shall be given by the secretary of the corporation. Two members shall constitute a quorum of the personnel committee. A majority of the committee in attendance shall decide any question brought before any meeting of the committee.

                                  ARTICLE XXII

                 The Nominating and Corporate Governance Committee

         The nominating committee shall consist of at least three members of the board of directors as the board shall from time to time determine, no one of whom shall be an employee of the corporation. The members and the chairman of the nominating and corporate governance committee shall be elected annually by resolution passed by a majority of the board of directors at its first meeting following the annual meeting of stockholders or at any other time. The members shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their successors are respectively elected and qualified or until their earlier resignation, removal or death.

         Meetings of the nominating and corporate governance committee shall be held at such times as may be requested by the chief executive officer or the chairman of the committee. Reasonable notice of all meetings shall be given by the secretary of the corporation. A majority shall constitute a quorum of the nominating and corporate governance committee. A majority of the committee in attendance shall decide any question brought before any meeting of the committee.

                                 ARTICLE XXIII

                              Delegation of Powers

         In addition to the provisions of Article XVII of these bylaws, and to the extent permitted by applicable law, the board of directors may from time to time delegate any of its powers to officers, attorneys or agents of the corporation subject to such regulations and limitations as may be imposed by the board.


                                 ARTICLE XXIV

                            Action Without a Meeting

         Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if consent thereto in writing is given by all members of the board or of such committee, as the case may be, and the writing or writings constituting such consent are filed with the minutes of the proceedings of the board or such committee. Such written consent shall be treated for all purposes as the act of the board of directors or of such committee, as the case may be.

                                   ARTICLE XXV

                       Statement of Assets and Liabilities

         At the annual meetings and at any other time when required by the stockholders, the board of directors shall present a statement of the assets and liabilities of the corporation and of the condition of the corporation's affairs.

                                 ARTICLE XXVI

                                    Officers

         The board of directors shall elect a chief executive officer of the corporation and, in its discretion, a president and one or more vice presidents. The board of directors or the chief executive officer may from time to time elect or appoint such other officers and agents with such powers and duties as the board or the chief executive officer may designate. If the chief executive officer appoints an officer, the powers conferred on such officer shall not be inconsistent with the powers delegated herein. Officers shall be elected or appointed, and any designations to the titles of such officers shall be fixed annually by the board of directors at its first meeting following the annual meeting of stockholders or at any other time. The chief executive officer of the corporation shall be a member of the board of directors and shall serve as its chairman, unless the board of directors elects another member as its chairman. Any two or more offices may be held by the same person. The officers shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their successors are respectively elected or appointed and qualified, unless a shorter period shall have been specified by the terms of their election or appointment, or until their earlier resignation, retirement, removal or death. Subject to law and to the provisions of these bylaws, each officer shall have such duties and powers as are prescribed by law or these bylaws and as are commonly incident to the office and such additional duties and powers as the board of directors or the chief executive officer may from time to time designate.

                                ARTICLE XXVII

                     Resignations and Removals of Officers

         Any officer may resign by giving written notice to the board of directors, the chief executive officer or the secretary. Such resignation shall take effect at the time stated therein, or if no time be so stated then upon its delivery, and without in either case the necessity of its being accepted unless the resignation shall so state.

         The board of directors may by a majority vote remove from office any officer of the corporation, either with or without cause. The board of directors may at any time terminate or modify the authority of any agent. The chief executive officer may remove with or without cause any officer or agent appointed by the chief executive officer.

         No officer resigning, and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement) no officer removed, shall have any right to any compensation as such officer for any period following resignation or removal, or any right to damages on account of such removal, whether such compensation be by the month or by the year or otherwise.

                                 ARTICLE XXVIII

                                    Vacancies

         Any vacancy occurring in any office may be filled by the directors at any meeting of the board of directors or, if the office is not the chief executive officer, president or a vice president, by the chief executive officer, and the officers so chosen shall hold office for the unexpired term in respect of which the vacancy occurred and until their successors shall be duly elected or appointed and qualified unless sooner displaced.

                                 ARTICLE XXIX

                        Inspection of Accounts and Books

         No account or book of the corporation shall be open to the inspection of any stockholder (except as provided by the laws of Delaware) unless such inspection in any case shall have been authorized by a resolution of a majority of the entire board of directors who shall be the sole judges as to whether any such inspection shall be allowed, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                                  ARTICLE XXX

                                 Indemnification


     (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation, whether the basis for such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the state of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be repaid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executives and administrators; provided, however, that except as provided in paragraph (c) below, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in this Bylaw shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending such proceeding in advance of its final disposition, such advances to be paid by the corporation within 20 days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director, officer or employee in his or her capacity as a director, officer, or employee (and not in any other capacity in which service was or is rendered by such person while a director, officer or employee, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director, officer or employee, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this bylaw or otherwise.
     (b) To obtain indemnification under this Bylaw, a claimant shall submit to the secretary of the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the board of directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the board of directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the board of directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the board of directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a "change of control" as that term is defined in The Gillette Company 1971 Stock Option Plan, as amended, in existence prior to the change in control, in which case the Independent Counsel shall be chosen by the claimant unless the claimant requests that such selection be made by the board of directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

     (c) If a claim under paragraph (a) is not paid in full by the corporation within 30 days after written claim pursuant to paragraph (b) of this Bylaw has been received by the secretary of the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     (d) If a determination shall have been made pursuant to paragraph (b) of this Bylaw that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Bylaw.
     (e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Bylaw that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.

     (f) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Bylaw shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
     (g) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (h) of this Bylaw, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.
     (h) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors,officers and employees of the Corporation.

     (i) If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity,
legality  and   enforceability  of  the  remaining   provisions  of  this  Bylaw
(including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     (j) For purposes of this Bylaw:
                  (1) "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
                  (2) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this Bylaw.
     (k) Any notice, request, or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the secretary of the corporation and shall be effective only upon receipt by the secretary.

                                  ARTICLE XXXI

                                      Seal

         The common seal of the corporation shall be circular in form with the name of the corporation around the periphery and the words and figures "Incorporated 1917 Delaware" within.

                                  ARTICLE XXXII

                               Execution of Papers

         Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, agreements, debentures, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed in the name and on behalf of the corporation by the chairman of the board of directors or by any vice chairman of the board of directors, president or vice president, or by the treasurer or any assistant treasurer or secretary or any assistant secretary, and the signature of any such officer may be facsimile and in case any such officer who shall have signed, or whose facsimile signature shall have been used on any debenture, note or other document shall cease to be such officer of the corporation, whether because of death, resignation, or otherwise, before such debenture, note or other document shall have been delivered by the corporation, such debenture, note or other document may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed such debenture, note or other document or whose facsimile signature shall have been used thereon had not ceased to be such officer and the delivery of any such debenture, note or other document shall be deemed the adoption thereof by the corporation.

                                 ARTICLE XXXIII

                                   Amendments

         Except as otherwise provided in the certificate of incorporation, the foregoing bylaws may be altered or amended by the stockholders or by a majority of the board of directors at any regular meeting or at any special meeting duly called for that purpose.